UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2009, Cliffs Natural Resources Inc., an Ohio corporation (the "Company"), filed an announcement that on November 23, 2009 the Company had entered into a definitive arrangement agreement ("Agreement") to acquire Freewest Resources Canada Inc. ("Freewest"). On December 3, 2009, the Company amended the Agreement to increase the consideration from C$0.55 per each common share of Freewest to C$.90 per each common share. The Company exercised its outstanding warrants on December 2, 2009 increasing the Company's ownership to 12.4% of the current outstanding common shares of Freewest.

The agreement provides for customary representations, warranties and covenants, including, among others, customary break fees. The transaction is expected to close in the first quarter of 2010. Closing of the transaction is subject to approval by Freewest shareholders, court approval of the transaction and a number of other customary conditions.

The news release regarding the amendment to the transaction is contained in Item 9.01 as Exhibit 99(a) and is incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

99(a) Cliffs Natural Resources Inc. published a news release on December 3, 2009 captioned, "Cliffs Natural Resources Inc. Announces Amended Definitive Agreement to Acquire Freewest Resources Canada, Inc"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

December 3, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Cliffs Natural Resources Inc. published a news release on December 3, 2009 captioned, "Cliffs Natural Resources Inc. Announces Amended Definitive Agreement to Acquire Freewest Resources Canada, Inc"